SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                             SCHEDULE 14A STATEMENT


                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant    /_/  Filed by a Party other than the Registrant  /X/

Check the appropriate box:

/ /  Preliminary Proxy Statement
/_/  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
/_/  Definitive Proxy Statement
/X/  Definitive Additional Materials
/_/  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              DEL WEBB CORPORATION
                   -------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              PACIFIC PARTNERS, LLC
 -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         /X/      No fee required.
         /_/      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11

(1)      Title of each class of securities to which transaction applies:
         Not applicable
         -----------------------------------------------------------------------

(2)      Aggregate number of securities to which transaction applies:
         Not applicable
         -----------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)
         Not applicable
         -----------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:
         Not applicable
         -----------------------------------------------------------------------

(5)      Total fee paid:
         Not applicable
         -----------------------------------------------------------------------

/_/      Fee paid previously with preliminary materials
/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form of schedule and the date of its filing.

(1)      Amount Previously Paid:
         Not applicable
         -----------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement No.:
         Not applicable
         -----------------------------------------------------------------------

(3)      Filing Party:
         Not applicable
         -----------------------------------------------------------------------

(4)      Date Filed:
         Not applicable
         -----------------------------------------------------------------------

NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACT: Denise Resnik
         (602) 956-8834


           PACIFIC PARTNERS DISMISSES DEL WEBB'S BOARD EXPANSION PLAN


         PHOENIX  (October  27,  2000)  --  Pacific  Partners,  LLC,  a  private investment  group  seeking  to  elect  two  nominees  to the Del  Webb  Board of

Directors at the November 2, 2000 Annual Meeting, issued the following statement today in response to the "surprise" announcement by Del Webb that it has decided to increase the size of the Board.

         "The  timing of the Del Webb  press  release  is  curious,"  said Garth

Wieger, a member of Pacific Partners. "Suddenly, on the eve of the election, Del

Webb has agreed with us that the Board needs new blood and fresh ideas,"  Wieger said.

         In a press release  distributed  today,  Del Webb's  president and CEO,

LeRoy  Hanneman,   stated  that  Del  Webb  would  consider   "increased   board

representation by significant shareholders."

         "This  is the same  LeRoy  Hanneman  who  recently  told  Institutional

Shareholder  Services  that he does not  necessarily  subscribe to the view that directors  need to have a  certain  size  stake  in the  company  to have  their interests aligned with stockholders," said Wieger.

          "We own in excess of 1.0 million  shares and are in for the long haul.

We find it totally disingenuous that the Board suddenly wants to add `additional shareholder representation' when the two incumbent nominees we are seeking to replace only own 816 shares (excluding unexercised stock options) and one of these nominees, Glenn Schaeffer, owns no shares and cannot even vote for himself at the Annual  Meeting.  If Del Webb  truly  believed  that the Board  needs new blood,  they could have done this  months ago -- not less than a week before the election - and then stockholders could have decided for themselves.

         "In our view,  Del Webb's  recent  announcement  is nothing more than a transparent  and desperate ploy to buy votes.  We would not be surprised to find out that a deal has already been cut  regarding who will be selected by Del Webb as a new director  after the  `accelerated  search' is  completed.  But, for our money, we don't want the current Board and the current nominating  committee (on which  the  Chairman  of the  Board  for the last 12 years  sits),  rather  than stockholders,  picking our new  directors.  In our view, Del Webb is essentially saying "trust us -- again" to pick stockholder representatives for the Board who can make a difference.

         "Del Webb wants to put their own handpicked people on the Board. In our view,  this  has  not  served  stockholders  well  in  the  past.  We  encourage stockholders to elect the Pacific Partners' nominees and send a clear message to management that things need to change. Our nominees will support the replacement

of  any  retiring   directors  with   additional   strong   representatives   of

stockholders," Wieger said.

         Pacific  Partners needs your support to bring new ideas to the Del Webb

Board.  However,  unless your BLUE proxy is received very shortly, your vote for

Pacific Partners' nominees may not make it in time to be counted.

         Please  make sure your  latest-dated  proxy is a BLUE card  voting  FOR

Pacific Partners'  nominees.  A later-dated white card, even if marked "withhold authority"  to vote for the  management  candidates,  will  revoke your vote for

Pacific  Partners'  nominees.  You have the legal  right to change your vote and return a BLUE card, even if you have already voted a white card. If you have any questions or need assistance in voting your Del Webb shares, please contact our proxy solicitor, D.F. King & Co., Inc., toll-free at: (800) 207-2872.

         Thank you for your  support.  We look  forward to working  hard on your behalf to maximize the value of our collective investment in Del Webb.

         Information  regarding the identity of the person who, under SEC rules,

may be deemed to be participants in Pacific Partners' solicitation of Del Webb's stockholders,  and their interests in the solicitation, are set forth in Pacific

Partners' definitive proxy statement filed October 19, 2000 with the SEC. Copies of the definitive  proxy statement are being mailed to Del Webb's  stockholders.

Stockholders  are urged to read the Pacific  Partners  proxy  statement  and any other  relevant  documents  that may be filed with the SEC because  they contain important  information.  All of these  materials are available free of charge at the Pacific  Partners Web site  (www.pacificpartners.bizland.com).  Stockholders can  obtain  copies  of these  documents  free of  charge  at the SEC's Web site

(www.sec.gov).  Copies are also  available  free of charge from D.F.  King & Co.

Inc. at  1-800-207-2872  or  jcornwel@dfking.com.  Stockholders  should read the

Pacific Partners proxy statement carefully before making any voting decisions.

                                      -30-